UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2020

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

____________Delaware________________
(State or other jurisdiction of incorporation)

001-36436	95-3015862
(Commission File Number)	(I.R.S. Employer Identification No.)
250 Coromar Drive, Goleta, California 93117

Registrant's telephone number, including area code (805) 967-7611

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DECK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On February 20, 2020, the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”) appointed Juan R. Figuereo to serve on the Board effective March 1, 2020. Mr. Figuereo will serve as a member of the Board until the Company’s next annual meeting of stockholders or until his successor is elected and qualified. Effective March 1, 2020, Mr. Figuereo will serve on the Audit Committee.

Mr. Figuereo served as the executive vice president and chief financial officer of Revlon, Inc. (NYSE: REV), a manufacturer and marketer of beauty and personal care products, from 2016 to 2017.  From 2012 to 2015, he served as executive vice president and chief financial officer of NII Holdings, Inc. (NASDAQ: NIHD), a wireless communication services provider under the Nextel brand. From 2009 to 2012 Mr Figuereo served as executive vice president and chief financial officer of Newell Brands, Inc. (NYSE: NWL), a global marketer of consumer and commercial products and from 2007 to 2009 he served as executive vice president and chief financial officer of Cott Corporation (NYSE: COT). Mr. Figuereo has also served in senior management positions at Walmart Inc. (NYSE: WMT) and PepsiCo, Inc. (NASDAQ: PEP). Mr. Figuereo currently serves as a director and chair of the audit committee at PVH Corp. (NYSE: PVH), a Fortune 500 apparel company with iconic brands such as Calvin Klein and Tommy Hilfiger in its portfolio, and as a venture partner with Ocean Azul Partners, an early-stage investments fund based in South Florida. He is a member of the National Association of Corporate Directors. Mr. Figuereo holds a Bachelor of Business Administration degree from Florida International University.

Agreements with New Director

There are no arrangements or understandings between Mr. Figuereo and any other person pursuant to which he was elected to serve on the Board. There are no relationships involving Mr. Figuereo that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Figuereo will enter into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Mr. Figuereo will be compensated for his services on the Board in accordance with the Company’s standard compensation policy for non-employee directors.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Figuereo as director of the Company effective March 1, 2020 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated February 25, 2020, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 25, 2020, issued by the Company.